                                                                    EXHIBIT 11.1

                                  STATEMENT RE:
                       COMPUTATIONS OF NET LOSS PER SHARE

                                                                    2001               2000
                                                               -------------       ------------
Numerator:
           Numerator for basic and diluted loss per share

           Net loss                                            $  (5,863,017)      $(10,193,130)
                                                               -------------       ------------

Denominator:
           Denominator for basic loss per share -
                 weighted average shares                         103,676,530         79,249,917

Effect of dilutive securities:

           Stock options and warrants                                     --                 --
                                                               -------------       ------------

           Dilutive potential common shares                               --                 --
                                                               -------------       ------------

           Denominator for diluted earnings per share -
                 adjusted weighted average shares and
                 assumed conversions                             103,676,530         79,249,917
                                                               =============       ============

           Basic loss per share                                $       (0.06)      $      (0.13)
                                                               =============       ============
           Diluted loss per share                              $       (0.06)      $      (0.13)
                                                               =============       ============

The Company incurred a net loss for the years ended December 31, 2001 and 2000. Therefore, the Company did not make adjustments for potentially dilutive securities as the adjustments would have been anti-dilutive.